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                                                                    EXHIBIT 23.3

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director in the registration statement on Form S-1 to be filed on May 7, 1999 in connection with the registration of shares of common stock of VaxGen, Inc., a Delaware corporation.



     /s/ ROBERTA R. KATZ                          Dated:  May 6, 1999
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         (Signature)



        Roberta R. Katz
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         (Print name)